EXHIBIT 5



                                                              ____________, 1998


Merrill Merchants Bancshares, Inc.
201 Main Street
Bangor, ME  04401

Ladies and Gentlemen:

     We have acted as counsel to Merrill Merchants Bancshares, Inc., a Maine corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 690,000 shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock") pursuant to a Registration Statement on Form SB-2 (File No. ______) (the "Registration Statement"), which includes 90,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement.

     As such counsel, we have examined (i) certain corporate records of the Company, including its Restated Articles of Incorporation, Restated Bylaws, stock records and minutes of meetings of its Board of Directors; (ii) a Certificate of the Secretary of State of the State of Maine as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. For purposes of rendering this opinion, we have assumed that the Restated Articles of Incorporation of the Company in the form filed as an Exhibit to the Registration Statement will be filed with the Secretary of the State of the State of Maine prior to the issuance and sale of its Common Stock under the circumstances contemplated in the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Maine.

     2. The Company is authorized to issue 4,000,000 shares of Common Stock, par value $1.00

Merrill Merchants Bancshares, Inc.
_____________, 1998
Page 2


          per share, 50,000 shares of Series A Preferred Stock, par value $1.00 per share and 950,000 shares of Serial Preferred Stock, $.01 par value per share.

     3. When issued and sold under the circumstances contemplated in the Registration Statement, the 690,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                               Very truly yours,

                                               /s/  Hutchins, Wheeler & Dittmar

                                               HUTCHINS, WHEELER & DITTMAR
                                               A Professional Corporation